                                                                     EXHIBIT 3.1

                           ARTICLES OF INCORPORATION

                                      OF

                          LORACA INTERNATIONAL, INC.

          THE UNDERSIGNED person, acting as sole incorporator under applicable provisions of the Nevada Business Corporation Act, does hereby adopt the following Articles of Incorporation for said corporation.

                                   ARTICLE I

                                      NAME

          The name of the corporation is LORACA INTERNATIONAL, INC.

                                  ARTICLE II

                                   DURATION

          The duration of the corporation is perpetual.

                                  ARTICLE III

                                    PURPOSES

          The specific purpose for which the corporation is organized is to acquire, operate, form, promote and develop mortgage companies operating in the southwestern United States, to investigate existing companies meeting that description with a view to identifying targets which present attractive business opportunities, and to negotiate the acquisition thereof. The corporation shall also have power

          (a) To engage in any and all activities as may be reasonably related to the foregoing and following purposes.

          (b) To purchase, own and develop real and personal property, to enter into leases, contracts and agreements, to open bank accounts and to conduct financial transactions.

          (c) To engage in any all other lawful purposes, activities and pursuits, which are substantially similar to the foregoing, or which would contribute to accomplishment of the expressed purposes of the corporation.

          (d) To change its primary business purpose from time to time as may to the Board of Directors seem appropriate.

          (e) To engage in any other lawful business authorized by the laws of Nevada or any other state or other jurisdiction in which the corporation may be authorized to do business.

                                  ARTICLE IV

                                    CAPITAL

          The corporation shall have authority to issue Fifty Million (50,000,000) common shares of a par value of one mil ($.001) per share. There shall be only one class of authorized shares, to wit: common voting stock. The common stock shall have unlimited voting rights provided in the Nevada Business Corporation Act.

          None of the shares of the corporation shall carry with them the pre-emptive right to acquire additional or other shares of the corporation. There shall be no cumulative voting of shares.

                                   ARTICLE V

                          INDEMNIFICATION OF DIRECTORS

          No shareholders or directors of the corporation shall be individually liable for the debts of the corporation or for monetary damages arising from the conduct of the corporation.

                                   ARTICLE VI

                                    BY-LAWS

          Provisions for the regulation of the internal affairs of the corporation not provided for in these Articles of Incorporation shall be set forth in the By-Laws.

                                  ARTICLE VII

                          REGISTERED OFFICE AND AGENT

          The address of the corporation's initial registered office shall be 3238 East Flamingo Road, Suite 156, Las Vegas, NV 89121. The corporation's initial registered agent at such address shall be Gateway Enterprises, Inc.

          Gateway Enterprises, Inc. hereby acknowledges and accepts appointment as corporation registered agent:

                                     GATEWAY ENTERPRISES, INC.

                                     By:__________________________

                                 ARTICLE VIII

                                 INCORPORATORS

          The identity and address of the incorporator is:

                                 David Spencer
                          4897 South Kings Row Circle
                           Salt Lake City, UT 84117

          The aforesaid incorporator shall be the sole initial Director of the corporation and shall act as such until the corporation shall have conducted its organizational meeting or until one or more successors shall have been elected and accepted their election as directors of the corporation.

          Dated this 4th day of March, 1996.
                     ---
                                      /s/ David Spencer
                                     _______________________________
                                     David Spencer, Incorporator

          IN WITNESS WHEREOF I, David Spencer, have executed these Articles of Incorporation in duplicate this 4th day of March, 1996, and say:
                                ---

          That I am the incorporator herein; that I have read the above and foregoing Articles of Incorporation; that I know the contents thereof and that statements contained therein are true to the best of my knowledge and belief, excepting as to matters therein alleged on information and belief, and as to those matters I believe them to be true.


                                      /s/ David Spencer
                                     ________________________________
                                     David Spencer

                                AMENDMENT TO THE

                          ARTICLES OF INCORPORATION OF

                           LORACA INTERNATIONAL, INC.

     The undersigned, being the duly constituted officer of Loraca International, Inc. acting pursuant to applicable provisions of the Nevada Revised Business Corporation Act, do hereby adopt the following Articles of Amendment to the Articles of Incorporation of Loraca International, Inc.

     1. Article III of the original Articles of Incorporation is hereby repealed in its entirety, and the following Article III is hereby substituted therefore as if it had been set forth in the original Articles of Incorporation.

                                  ARTICLE III

                                    PURPOSES

     The specific purpose for which the corporation is organized is to evaluate a privately held company known a New Mexico Mortgage, Inc., whose primary business is to provide innovative loan programs, designed to fit the needs of any borrower with a possible view towards acquiring New Mexico Mortgage, Inc.

     (a) To engage in any and all activities as may be reasonably related to the foregoing and following purposes.

     (b) To enter into leases, contracts and agreements, to open bank accounts and to conduct financial transactions.

     (c) To engage in any all other lawful purposes, activities and pursuits, which are substantially similar to the foregoing, or which would contribute to accomplishment of the expressed purposes of the corporation.

     (d) To change its primary business purpose from time to time as may be deemed advisable, by the Board of Directors.

     (e) To engage in any other lawful business authorized by the laws of Nevada or any other state or other jurisdiction in which the corporation may be authorized to do business.

     2. The foregoing amendment was duly adopted on February 28, 1997 by the vote of the majority of the outstanding shares of the corporation.

     3. On the date the amendment was adopted, there were (50,000) common shares of the corporation outstanding each of which was entitled to vote one vote on the amendment. Of these, (50,000), which represents 100% of the issued and outstanding voted in favor of the Amendment. No shares were voted against.

     4. The foregoing vote was sufficient under the Charter and Bylaws of the corporation to adopt the aforesaid Amendment to the Articles of Incorporation of the corporation.


     IN WITNESS WHEREOF, I, David Spencer, have executed the Amended Articles of Incorporation in duplicate this 1st day of March, 1997 and say:

     That I am the President and sole director of the corporation; that I have read the above and foregoing Amendment to the Articles of Incorporation thereof; know the contents thereof

                                                /s/ David Spencer
                                               _________________________________
                                               David Spencer (President)

Subscribed and sworn before me this 1st day of March, 1997 by David Spencer.
                                    ---
[SEAL OF NOTARY PUBLIC]

                            SECOND AMENDMENT TO THE

                          ARTICLES OF INCORPORATION OF

                           LARACA INTERNATIONAL, INC.

              (to be known hereafter as LORACA INTERNATIONAL, INC.)

     The undersigned, being the duly constituted officer of Laraca International, Inc. acting pursuant to applicable provisions of the Nevada Revised Business Corporation Act, do hereby adopt the following Second Amendment to the Articles of Incorporation of Laraca International, Inc.

     1. Article I of the original Articles of Incorporation is hereby repealed in its entirety, and the following Article I is hereby substituted therefore as if it had been set forth in the original Articles of Incorporation:

                                   ARTICLE I

                                     NAME

     The name of the Corporation is Loraca International, Inc.

     2. The foregoing amendment was duly adopted on May 29, 1998 by the written consent of stockholders holding a majority of the outstanding shares of the corporation, as permitted by N.R.S. (S)78.320.

     3. On the date the amendment was adopted, there were Seven Million (7,000,000) common shares of the corporation outstanding each of which was entitled to one vote on the amendment. Of these, stockholders holding Three Million Eight Hundred Forty Three Thousand and Three Hundred and Two (3,843,302) shares, which represents 54.9% of the issued and outstanding common shares, consented in writing to the Amendment.

     4. The foregoing vote by written consent was sufficient under the Charter and Bylaws of the corporation to adopt the aforesaid Second Amendment to the Articles of Incorporation of the corporation.

     IN WITNESS WHEREOF, I, Ronald R. Baca, have executed the Second Amendment to the Articles of Incorporation in duplicate this 29th day of May, 1998, and say:

     That I am the President of the corporation; that I have read the above and foregoing Second Amendment to the Articles of Incorporation thereof; that I know the contents thereof and that statements contained therein are true to the best of my knowledge and belief, excepting as to matters therein alleged on information and belief, and as to those matters I believe them to be true.

                                       /s/ Ronald Baca
                                      __________________________
                                      Ronald R. Baca


Subscribed and sworn to before me this 29th day of May, 1998 by Ronald R. Baca.


                                         /s/ ^illegible signature
                                      ___________________________
                                      Notary Public
                                      Residing in Albuquerque, NM

My Commission Expires:
      1/4/99
______________________

[NOTARY SEAL OF
NICOLA  P. ONTIVEROS]